Exhibit 99.5

Merchant-Partner eMail

Dear CyberSource Merchants and Partners,

Today, CyberSource announced that we have reached a definitive agreement to acquire Authorize.Net, a leading provider of web-based payment services to small and medium businesses. We believe this acquisition will increase our scale and accelerate our growth, benefiting our customers, partners, employees and investors. I’m excited about the opportunity this presents and want to share some additional thoughts with you.

When complete, this acquisition will expand our distribution network, allowing our products to be offered more broadly. We also believe it will make available even more resources, enabling us to innovate and deliver quality payment management services to our customers and partners. Preserving and growing the relationship we have with each of you will remain our highest priority.

I also wish to emphasize that this acquisition will not distract us from striving to meet your payment requirements and our goal to continually improve our service delivery standards. We will not allow the focus of either company to be disrupted. The transaction is expected to close in late September or early October. Until then, the two companies will continue to operate as two separate entities. We believe the combination of both businesses will provide an even stronger platform for our customers and partners.

Thank you for your continued support. More information is provided in the press release below. Please contact your account manager if you have further questions.

Sincerely,

/s/ Michael Walsh
Michael Walsh
Senior Vice President, Worldwide Sales
CyberSource Corporation

DEFINITIVE AGREEMENT ANNOUNCEMENT

http://www.cybersource.com/cybs_acquires_anet/

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. For example, statements regarding scale, growth, expansion of distribution network, allowing products to be offered more broadly, enabling innovation and quality, meeting customer needs and continually expanding service delivery standards, expected synergies, and timing of closing. Risks, uncertainties and assumptions include the possibility that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in CyberSource’s and Authorize.Net Holdings, Inc.’s Securities and Exchange Commission reports (including, but not limited to, CyberSource’s annual report on Form 10-K for the year ended December 31, 2006, and Authorize.Net’s Form 10-K for the year ended December 31, 2006, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CyberSource’s or Authorize.Net’s results could differ materially from CyberSource’s or Authorize.Net’s expectations in these statements. Neither CyberSource nor Authorize.Net assume any obligation and they do not intend to update these forward-looking statements.

Additional Information and Where to Find It

CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.